EXHIBIT 4.11


                                    SCHEDULE

                   Information on six substantially identical
                                 Deeds of Trust
                           dated as of March 23, 2001
                  with First Union National Bank as Beneficiary


       (Six additional documents are identical, except as set forth below, to the document included as Exhibit 4.3)

                                                                                                    Principal Amount
Apartment Property                              Grantor                                              of Debt Secured
------------------                              -------                                              ---------------
Harbour Club Apartments                         CRIT-VA II, Inc.                                           8,475,000
Virginia Beach, Virginia

Highland Hills Apartments                       CRIT-NC III, LLC                                          14,775,000
Carrboro, North Carolina

Canyon Hills                                    CAC II Limited Partnership                                12,675,000
Austin, Texas

Park Village                                    CAC II Limited Partnership                                 8,500,000
Bedford, Texas

Summertree                                      CAC II Limited Partnership                                 7,750,000
Dallas, Texas

The Courts on Pear Ridge                        CAC II Limited Partnership                                10,575,000
Dallas, Texas